

GLOBAL AIRCRAFT SOLUTIONS

Growth Opportunities in Aerospace

(OTC BB: GACF)

Disclaimer

•*Except for the historical information presented, this presentation and any graphs and reports attached hereto contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, but do relate to future events, expectations, goals, beliefs, intentions, projections, hope, outlook or predictions and words of similar expressions and impact. When used in this presentation, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project", "plan", "strategy" "business environment" "initiatives" as they relate to Global Aircraft, are intended to identify said forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation reform Act of 1995. Such forward-looking statements in this presentation include, but are not limited to: estimates of future performance such as future business prospects and performance; anticipation of greater visibility in revenues from enhanced earnings growth through expansion of aircraft trading; the $7,500,000 head of state contract and commencement of services in December 2005 or January 2006 under the head of state contract for which revenues are expected in the first quarter of 2006; potential for aviation Finance Group to exercise an option to purchase 12 aircraft; assumption of gross revenues and profitability based upon the sale of all 26 Boeing 737-200 aircraft; projection that the AVOLAR agreement could generate revenues at an annualized rate of over $80 million by late 2007; assumption that remaining warrants will be exercised or called at $1.36 when shares are at $2.04; goal to acquire additional aviation assets; potential for subsidiary Hamilton Aerospace Technologies to have $50 million in maintenance and parts revenue; intent to expand aircraft trading business and a goal to expand the parts business through acquisition of former U.S. air inventory.*

•*Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. These risks include, but are not limited to the economic health of the airline industry, demand for Global Aircraft services, competitive pricing pressures and the availability of necessary financing. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this presentation unless applicable securities laws require it to do so.*

•*For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with Securities and Exchange Commission, including Form 10-KSB, the Company's 10-QSB filed November 14, 2005, 8-K's and the Company's SB2A Preliminary Prospectus filed November 30, 2005 all of which can be reviewed at www.sec.gov.*

Why Now?

GLOBAL AIRCRAFT SOLUTIONS

- Post 9/11 industry downturn
  - Pricing Pressures
  - Bankruptcies
  - Depressed Asset Values
- Narrow body conversions; passenger to cargo
- Growth of second tier carriers U.S. & Overseas; Mexico, South America, Iraq etc.
- Strategy to acquire and build a vertically integrated Aviation Company (Acquired $15M of value for $1M in 2002, and went public through a reverse merger.)

Business Overview

GLOBAL AIRCRAFT SOLUTIONS

A vertically integrated provider of technical support to the U.S. and International commercial aviation industry

	Rev. Contribution 9 months
• *Aircraft Maintenance*	*40%*
• *Aircraft Parts Support*	*23%*
• *Aircraft Trading & Leasing*	*37%*

Financial Highlights

- 2005 Q3 and Nine Months Results
  - Consolidated quarterly revenues increased to $15.5 million or 91% compared to $8.1 million in Q3 2004
  - Earnings from operations increased to $957,084 compared to $54,264 from Q3 2004
  - Earnings from operations nearly doubled for the 9-month period of 2005 to $2.29 million from $1.15 million in the first nine months of 2004
  - Pre-tax profit reached $954,509 with a net profit of $661,243 or $0.02 per diluted share for Q3 2005
  - TTM revenues of $47.1 million
  - TTM EBITDA of $3.2 million
  - TTM net income $2.4 million

In the past 120 days, GACF has announced 5 significant new contracts that will have considerable impact on both top and bottom-line for the remainder or 2005 and 2006

- GACF Announced 5 Year Exclusive Maintenance Contract with the New Low-Cost Mexican Airline AVOLAR and Opens a Second Aircraft Maintenance Facility in Tijuana, Mexico
- GACF Announced More Than $2 Million in New Contracts With debis AirFinance Affiliates Jets MD Lease and MD Leasego Ltd.
- GACF Announced $7,500,000 Maintenance Contract for Seven Head-of-State Aircraft
- GACF Announced Multi-Million-Dollar Contract With New Customer BCI Aircraft Leasing Inc. and Joint Venture, Jetglobal.

Business Segments

GLOBAL AIRCRAFT SOLUTIONS

CLIENT	Segment	Business Objective	RESULTS
FALCON AIR EXPRESS	**Maintenance and Services**	→ Provide full maintenance services nose to tail for 727s, and 737s → Implement a fixed contract pricing strategy	→ Reduced costs → On time and on budget → Multi million dollar client
JetTran INTERNATIONAL LTD.	**Aircraft Parts and Trading**	→ For Overhaul aircraft and provide discount parts in timely cost effective manner → Leverage assets that JetTran acquired from US Air in JV consignment deal	→ Provided competitive parts pricing → Delivered quality parts by leveraged vast inventory resources → Share 40% of all revenue
الخطوط الجوية العراقية Iraqi airways	**Aircraft Sales and Leasing**	→ Acquire and overhaul minimum of eight 737 and 767 aircraft. → Re-launch and service airline	→ Delivered three planes to date → Leveraged integrated operations and skilled work force to provide a lower cost solution than alternative sources.

Aircraft Trading

The Right Time in the Cycle – Certain aircraft have emerged from recent cyclical troughs and are poised for long-term recovery

- Values on aircraft are starting to return from historical lows and remain, in some cases, only marginally above scrap values enabling Global Aircraft to use an appreciating asset as a security interest.
- Focus must be aircraft-specific and not portfolio-driven, as properly positioned aircraft will hold their values and lease rates better through the cycle
- Attractive long-term growth in air travel is unanimously viewed as highly likely, notwithstanding recent weakness and potential external shocks

The Right Sponsor – GACF is an attractive partner to capitalize on existing opportunities in the aircraft market

- Wide reputation as a reliable, low-cost MRO service provider – an "apex" company. We see tremendous opportunities to acquire undervalued aviation assets.
- Highly skilled at assessing the operating potential and underlying value of aviation assets and maximizing their values through refurbishment.
- On-the-ground operating experience managing highly mobile aviation assets. We can provide required maintenance and storage.
- Entrepreneurial, profit-driven culture. We understand how to acquire aircraft at aggressive valuations, which can be sold or leased profitably and rapidly.

Aircraft Trading

GLOBAL AIRCRAFT SOLUTIONS

Subject Aircraft

26 Boeing 737-200s manufactured 1985 and later through G.E. Capital from Delta Airlines in September 2005.

Cost to acquire and integrate

$861,000 per aircraft
Joint Venture with BCI Leasing. GACF invested 25% of the equity in the JV and owns 30%

Proposed Sale Terms

12 sold to Aviation Finance Group, LLC for $1,775,000 each in November 2005.
1 aircraft 100% owned by GACF sold to a Jordanian Sheik for $2,250,000 (Included D check for $789,000).
12 under option to Aviation Finance Group for $1,775,000(One/month from 5/1/06 – 4/1/07)
I aircraft 100% owned by BCI

Rates of Return

Assuming all 26 are sold as outlined above, the gross revenue is $44,850,000
The gross profit for GACF's stake is in excess of $6.25 million
The equity investment as at 9/30/05 approximately $3,000,000

Maintenance & Parts Div.

Tucson, AZ.

- 2 hangars and parts warehouse on 30 acres at the Tucson International Airport, Arizona (Low Cost Facilities)
- Potential to expand to $50MM/yr.(maintenance & parts rev.)

Tijuana, Mexico

- Facility capable of housing up to 15 Boeing 737 aircraft
- AVOLAR agreement could be generating revenues for Global at an annualized rate of over $80 million by late 2007
- Tijuana, Mexico has 50,000 sq. ft. with option for additional 230,000 sq. ft. for expansion in existing state of the art hangar



Marketing and Sales

GLOBAL AIRCRAFT SOLUTIONS

- On-time, on-budget; satisfied customers
- Face-to-Face
- Industry journal press releases
- Limited advertising
- Seminars and conventions
- Pipeline

Accomplishments To Date

- Proven model: Profitable as a public company since the last quarter 2003 through today
- Restructured flexible work force
- Started a new facility in Tijuana, Mexico
- Two financings: $5M in warrant exercise and $5M credit facility from M&I Bank
- Exclusive 5 Yr. Agreement with Avolar
- Joint Venture, Jetglobal, with BCI Int'l. sold 12 Aircraft, with an option for 12 more.

2006 Goals and Initiatives

GLOBAL AIRCRAFT SOLUTIONS

- Continue to focus on high margin aerospace business
- Develop partnerships that leverage core competencies (BCI, LB, Chase)
- Exercise remaining Warrants (Call on 7.2M at $1.36, when shares are $2.04)
- Acquisition of accretive and synergistic aviation assets

Industry and Competition

GLOBAL AIRCRAFT SOLUTIONS

- **Highly regulated (FAA and JAA)**
- **Barriers to entry: complexity, start up costs, lengthy certification time, and industry reputation**
- **MRO's counter-cyclical to the airline industry**
- **GACF Has Better Margins Then Comparative Firms**

Firm	% Net Income	P/E Ratio
Pemco Aviation Group (Nasdaq: PAGI)	-3.6%	N/A
AAR Corp. (NYSE: AIR)	2.7%	40
Aviall (NYSE: AVL)	4.3%	21
Global Aircraft (GACF)	5.1%	20

Financial Data



Net Revenues
$50
$45
$40
$35
$30
$25
$20
$15
$10
TTM 9/30/03
TTM 9/30/04
TTM 9/30/05



Gross Profit
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
TTM 9/30/03
TTM 9/30/04
TTM 9/30/05



EBITDA
$4
$3
$2
$1
-$1
-$2
TTM 9/30/03
TTM 9/30/04
TTM 9/30/05

***All Numbers in Millions based on Trailing Twelve Months (TTM) financials**

Selected Financial Highlights

Income Statement	TTM 9/30/2005	TTM 9/30/2004
Revenue	$47.1M	$19.5M
Gross Profit	$9.5M	$5.8M
EBITDA	$3.2M	$1.6M
Net Income	$2.4M	$2.3M
EPS	$0.07	$0.08
(9/30/2004 TTM Net Income includes one-time gain of $1.2M)		
Capital Exp.	$0.34M	$1.3M
Balance Sheet		
Cash	$3.2M	$0.7M
Accounts Receivable	$7.7M	$2.3M
Inventory	$3.7M	$3.3M
Total Assets	$24.5M	$9.8M
Debt	$0	$0
Book Value	$12.8M	$6.1M
Shares Outstanding	38.3M	30.7M
Warrants Outstanding	11.1M	18.7M

Growth Opportunities

- Facilities and Capacity Expansion
  - Tucson has $50M maintenance and parts revenue capacity
  - Tijuana, Mexico has 50,000 sq. ft. with option for additional 230,000 sq. ft. for expansion
    - Potential to add significant revenue capacity
- Wide body maintenance
- Foreign demand
- New JVs (i.e. Jetglobal & JetTran)
- Expansion of parts business through acquisition of former U.S. Air inventory
- Expansion of aircraft trading business
- Strategic and Asset Acquisitions

Our Management

Ian Herman – Chairman & CEO, Global Aircraft Solutions and Hamilton Aerospace

Mr. Herman headed the London Department of Trade and Industry. He was on the Development Board as Chairman for the British government handling major inward investments into the U.K. Executed numerous workouts and turnarounds including serving as Chairman and Chief Executive of the British World Airlines where he took the group from losses of over $3 million to profits of over $3 million in 12 months and later raised $22 million in cash and converted nearly $25 million of debt to equity.

John Sawyer – President, Global Aircraft Solutions and Hamilton Aerospace

Joined Germany-based Pan American World Airways in 1986. Subsequent to that he worked as a Production Foreman at Raytheon, Quality Control Supervisor at TIMCO, a Heavy Maintenance Representative for World Airways, and Director of Quality Control at a Federal Express feeder. Mr. Sawyer was President of Matrix Aeronautica in Tijuana in 1997 and Chief Operating Officer of Hamilton Aviation since 1998. Mr. Sawyer attended the University of Texas (Austin) studying Aerospace engineering.

Our Management

Gordon D. Hamilton – Director, Global Aircraft Solutions and Hamilton Aerospace

Mr. Hamilton joined Hamilton Aviation full time as Vice President, Marketing after graduating with honors from the University of Chicago in 1978 with a B.A. in Tutorial Studies. Gordon became President and Chief Executive Officer of Hamilton Aviation in 1993; a position that he held until joining Hamilton Aerospace in 2003.

Patricia Graham – CFO, Hamilton Aerospace

Since 1995, Patricia Graham has been associated with the aviation industry serving as Divisional Controller for IAC Complete Controls, Inc., as Regional Controller for American Aircarriers Support, Inc., and as Controller and Corporate Officer for Evergreen Air Center, Inc. prior to joining Hamilton Aerospace. Ms. Graham graduated Summa Cum Laude from the University of Arizona with a B.S. in Business Administration. Ms. Graham has over 15 years history in accounting, fiscal planning and budgetary operations, as well as 5 years public accounting experience.

GLOBAL AIRCRAFT SOLUTIONS

Investment Opportunity

- **New Major Joint Venture Agreements**
  - 5-Year exclusive AVOLAR agreement could generate revenues for GACF at an annualized rate of over $80 million by late 2007.
  - Joint Venture, Jetglobal, with BCI Aircraft Leasing is initiated with the acquisition of 26 Boeing 737-200 Aircraft.
- **Leverage in the model**
  - Cost controls in place with flexible workforce
  - Excess capacity for both low cost facilities
- **Strong, sustainable financial position**
  - Exercised $5 million in warrants (potential for an additional $12 million).
  - New M&I bank debt facility of $5 million for Hamilton Aerospace and WorldJet, with a new debt facility planned for Aircraft Trading (None of the debt is long-term)
- **GACF growth drivers**
  - Organic Growth
  - Strategic Acquisitions
  - Joint Ventures for Maintenance, Parts & Aircraft Trading

Contact Us

GLOBAL AIRCRAFT SOLUTIONS

- ***Ian Herman*** **– Chairman (iherman@HamAeroTech.com)**

- ***John B. Sawyer*** ***– President*** *(jsawyer@HamAeroTech.com)*

- **Tel: (520) 294-3481 Fax: (520) 741-1430**

Physical address:
6901 S. Park Avenue
Tucson, AZ 85706 USA

Mail address:
P.O. Box 23009
Tucson, AZ 85734-3009 USA

Please visit our website at:

www.GlobalAircraftSolutions.com